Exhibit 99.5

GENERAL

THIS DOCUMENT IS AN ENGLISH TRANSLATION OF A RUSSIAN DOCUMENT. IT IS PROVIDED FOR INFORMATION ONLY, HAS NO LEGAL EFFECT AND SHOULD NOT BE RELIED UPON. SHAREHOLDERS IN JSC “RUSHYDRO” SHOULD RELY ONLY ON THE ORIGINAL RUSSIAN DOCUMENT OF WHICH THIS IS A TRANSLATION (TOGETHER WITH OTHER RELEVANT RUSSIAN DOCUMENTATION ISSUED BY JSC “RUSHYDRO”) IN RELATION TO ANY DECISION RELATING TO THE SUBJECT MATTER OF THIS DOCUMENT.

THIS TRANSLATION APPEARS AS A MATTER OF INFORMATION ONLY AND DOES NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER OR INVITATION TO MAKE AN OFFER FOR THE PURCHASE OF ANY SHARES, BONDS OR OTHER SECURITIES.

THIS DOCUMENT IS NOT A PROSPECTUS, INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2003/71/EC (THIS DIRECTIVE, AND AMENDMENTS THERETO, INCLUDING THE 2010 PROSPECTUS DIRECTIVE AMENDING DIRECTIVE 2010/73/EU TO THE EXTENT IMPLEMENTED IN EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA, TOGETHER WITH ANY IMPLEMENTING MEASURES IN EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE EU DIRECTIVE 2003/71/EC, THE “PROSPECTUS DIRECTIVE”).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN JSC “RUSHYDRO” AND DEPOSITARY RECEIPTS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE. ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE “QUALIFIED INVESTORS” WITHIN THE MEANING OF ARTICLE 2(1)(E) OF THE PROSPECTUS DIRECTIVE. IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT, QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

THIS DOCUMENT INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS DOCUMENT. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS,

OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS. THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS. BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

NOTICE TO US INVESTORS

JSC “RUSHYDRO’S” OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES AND DEPOSITARY RECEIPTS (THE “RIGHTS OFFERING”) IS MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS DOCUMENT, IF ANY, HAS BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. JSC “RUSHYDRO” IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES AND DEPOSITARY RECEIPTS TO BE OFFERED IN CONNECTION WITH THE RIGHTS OFFERING, JSC “RUSHYDRO” WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JSC “RUSHYDRO” SHARES OR DEPOSITARY RECEIPTS RELATED TO THE ISSUANCE.

From:	JSC “RusHydro” (the Company)

To:	Holders and Former Holders of (i) Global Depositary Receipts (Rule 144A Cusip: 466294204) (GDRs), and (ii) American Depositary Shares (Cusip: 466294105) (including temporary American Depositary Shares (Cusip: 782183123)) (the ADSs, and together with the GDRs, collectively, the DRs) each representing 100 ordinary shares (each, a Share) of the Company

Date:	December 27, 2012

Re: Pre-emption Rights Notice and Information Extract

Dear Sir or Madam:

This information notice is being sent today to holders and former holders of the GDRs and ADSs in connection with the statutory registration on December 3, 2012 by the Federal Financial Markets Service of the Russian Federation (the FFMS) of an issuance by the Company of 110,000,000,000 ordinary registered non-documentary shares of the Company each having a nominal value of RUB 1 (the Additional Shares), to be placed through an open subscription and in connection with the commencement of the period for the exercise of pre-emption rights by the shareholders of the Company to purchase Additional Shares (the Pre-emption Rights). The issuance of the Additional Shares is registered with the FFMS under state registration number 1-01-55038-E-041D together with a statutory Russian prospectus for the Additional Shares (the Russian Prospectus).

Pursuant to the registered issuance documents, the placement of the Additional Shares commenced on December 19, 2012.

The pre-emption rights period will expire on February 26, 2013, being the seventieth calendar day following the date of the performance by the Company of the later of (i) publication of the announcement (notification) of the possibility for the shareholders of the Company to exercise their pre-emptive right to acquire the additional shares in the Company (the Notice) in the Russian newspaper “Rossiyskaya Gazeta” or (ii) the disclosure of the Notice on the Company’s website www.rushydro.ru and at http://www.e-disclosure.ru/portal/company.aspx?id=8580.

Shareholders of the Company registered in the Company’s register as of October 11, 2012, including The Bank of New York Mellon (the Depositary) as (i) the GDR Depositary under the deposit agreement dated April 14, 2008 between the Company and the GDR Depositary for the Regulation S Facility (as defined in the GDR Deposit Agreement) and for the Rule 144A Facility (as defined in the GDR Deposit Agreement) (the GDR Deposit Agreement), and (ii) the ADS Depositary under the deposit agreement dated June 30, 2009 between the Company, the ADS Depositary and all owners and holders from time to time of ADSs issued thereunder representing Shares (the ADS Deposit Agreement), have a pre-emption right to purchase Additional Shares pro rata to their shareholding registered as at such time. This right can be exercised within a period of 70 days following the date of the performance by the Company of the later of (i) publication of the Notice in the Russian newspaper “Rossiyskaya Gazeta” or (ii) the disclosure of the Notice on the Company’s website www.rushydro.ru and at http://www.e-disclosure.ru/portal/company.aspx?id=8580, therefore ending on February 26, 2013. Each of the GDR Deposit Agreement and the ADS Deposit Agreement is sometimes referred to herein as a Deposit Agreement and those agreements are sometimes referred to collectively as the Deposit Agreements. Each of the GDR Depositary and the ADS Depositary is sometimes referred to herein as a Depositary, and those depositaries are sometimes referred to collectively as the Depositaries. For the avoidance of doubt, all references to GDRs in this information notice shall be construed as references to the Rule 144A GDRs (as defined in the GDR Deposit Agreement) due to the termination of the Regulation S Facility (as defined in the GDR Deposit Agreement) by agreement between the Company and the GDR Depositary and subsequent exchange of all the Regulation S GDRs outstanding at that time into ADSs.

Each holder of ADSs as of October 11, 2012 (the DR Record Date) (the Holder of ADSs) may subscribe for new ADSs, each representing 100 Additional Shares, on the terms and subject to the conditions set forth by the Company, at a subscription price based on the subscription price for Additional Shares, set forth below, and the currency exchange rate in effect on the day the subscription funds are converted into roubles. Each holder as of the GDR as of the DR Record Date (the Holder of GDRs, and together with the Holders of ADSs are collectively referred to herein as the Holders) may subscribe for Rule 144A GDRs, each representing 100 Additional Shares, on the terms and subject to the conditions set forth by the Company, at a subscription price based on the subscription price for Additional Shares, set forth below, and the currency exchange rate in effect on the day the subscription funds are converted into roubles. These rights are called the Rights. The Rights are personal to the Holders and not transferrable.

The Holders may subscribe for new ADSs or GDRs only in integral multiples of 1 new ADS or GDR; all entitlements to subscribe for new ADSs and GDRs are reduced to the largest integral multiple of 1 new ADS or GDR. The Rights will expire if not exercised by 5:00 p.m., New York time, on February 15, 2013 (the DR Expiration Date).

The Pre-emption Rights, the Rights and the Additional Shares, and any Rule 144A GDSs representing Additional Shares, have not been and will not be registered under the US Securities Act of 1933, as amended (the “Securities Act”), or under any securities laws of any state or other jurisdiction of the United States and may not be offered, sold, taken up, exercised, resold, renounced, transferred or delivered, directly or indirectly, in or into the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and in compliance with any applicable securities laws of any state or other jurisdiction of the United States.

Subscriptions for new ADSs and GDRs pursuant to the Pre-Emption Rights must be made through the Automated Tender Offer Process (ATOP) operated by The Depository Trust Company (DTC). The subscription by a Holder will be valid provided that by the DR Expiration Date The Bank of New York Mellon as DR rights agent (the DR Rights Agent) has received through DTC ATOP (i) an attached subscription form (the Subscription Form) duly completed and signed by or on behalf of that Holder and (ii) payment of the Deposit Amount (as defined below) specified in the Subscription Form for new ADSs or GDRs to be purchased.

The deposit amount per new ADS or GDR (the Deposit Amount) shall be calculated as the sum of (i) the USD equivalent of the Share Subscription Price (as defined below) (based on the official exchange rate of the Central Bank of the Russian Federation as of December 25, 2012) multiplied by 100 and (ii) 15 percent of that amount to cover possible exchange rate fluctuations, currency conversion expense and the fee of the relevant Depositary for issuance of new ADSs or GDRs. The fee for issuance of new ADSs or GDRs will be up to USD0.05 per new ADS or GDR. The subscription price for the Additional Shares (the Share Subscription Price) was determined by the Company on December 10, 2012 and is equal to RUB 1 per Additional Share.

The number of new ADSs or GDRs indicated in the Subscription Form must correspond to Deposit Amount paid by the subscribing Holder. If the number of new ADSs or GDRs indicated in the Subscription Form exceeds the Deposit Amount paid by the subscribing Holder, the Subscription Form shall be accepted only with respect to such number of new ADSs or GDRs with respect to which the Deposit Amount has been paid. If the number of new ADSs or GDRs indicated in the Subscription Form is less than the Deposit Amount paid by the subscribing Holder, the Subscription Form shall be accepted only with respect to such number of new ADSs or GDRs as indicated in the Subscription Form, and the DR Rights Agent shall refund the excess U.S. dollars to the relevant subscribing Holder.

If the Deposit Amount was greater than the cost of the RUB subscription price (including currency conversion and other expenses) plus the relevant Depositary’s issuance fee, the DR Rights Agent shall refund the excess U.S. dollars to DTC for distribution to the Holders entitled to them. If, due to the possible exchange rate fluctuations, currency conversion expenses and fees of the relevant Depositary, the Deposit Amount is not sufficient to purchase the number of Additional Shares sufficient to issue the full number of new ADSs or GDRs for which the Holders wished to subscribe, the entitlements of all the Holders will be reduced pro-rata to the largest integral number of ADSs or GDRs, as applicable, and the number of new ADSs or GDRs allocated to the Holder will be less than the number requested.

If the obligation of the DR Rights Agent hereunder to make available to Holders the Rights does not become effective as a result of the DR Rights Agent being not satisfied that the distribution of Rights will not contravene any relevant law, rule or regulation, or if the closing of the Offering is not completed for regulatory or other reasons, the DR Rights Agent shall return the Deposit Amount to the relevant Holders.

You are welcome to familiarize yourself with the Russian Prospectus, and other documentation, such as the registered decision on the issuance of shares, or the Company’s corporate approvals of the issue, prepared in Russian language, at the Company’s offices at the following address: 7, Malaya Dmitrovka Street, Moscow, 127006, Russia, or at the corporate web-site of the Company www.rushydro.ru. English translation of the Russian Prospectus, the registered decision on the issuance of shares and the Notice are available on the Company’s web-site at www.eng.rushydro.ru.

Very truly yours,

      JSC “RUSHYDRO”

JSC “RUSHYDRO”–PRE-EMPTION RIGHTS SUBSCRIPTION FORM

TO:	The Bank of New York Mellon, as DR Rights Agent

RE:	JSC “RusHydro” - Pre-emption Rights Subscription

Terms and expressions defined in the Pre-emption Rights Notice and Information Extract of JSC “RusHydro” (the Company) to the Holders dated December 27, 2012 have the same meanings when used herein unless otherwise provided or the context otherwise requires.

DR Record Date: October 11, 2012

Entitlements Granted in Respect of Rule 144A GDRs (CUSIP: 466294204) as of the DR Record Date:

Ratio: 1 GDR represents 100 (one hundred) Shares

Rights entitlement: 0.3463 new GDRs for each GDR held.

Entitlements Granted in Respect of American Depositary Shares (CUSIP: 466294105) (including temporary American Depositary Shares (CUSIP: 782183123)) as of the DR Record Date:

Ratio: 1 ADS represents 100 (one hundred) Shares

Rights entitlement: 0.3463 new ADSs for each ADS held.

Deposit Amount: USD 3.73 per new ADS or GDR. The Deposit Amount is computed as follows: the sum of (i) the USD equivalent of the Subscription Price (as defined below) (based on the official exchange rate of the Central Bank of the Russian Federation as of December 25, 2012 pursuant to which USD 1 is equal to RUB 30.8046) multiplied by 100 and (ii) 15 percent of that amount to cover possible exchange rate fluctuations, currency conversion expense and the fee of the relevant Depositary for issuance of new ADSs or GDRs (rounding the result to the nearest whole cent). The fee for issuance of new ADSs or GDRs will be up to USD 0.05 per new ADS or GDR. The subscription price for the Additional Shares (the Share Subscription Price) was determined by the Company on December 10, 2012 and is equal to RUB 1 per Additional Share.

DR Subscription Period: December 28, 2012 through 5:00 p.m., New York time, on February 15, 2013 (the DR Expiration Date).

Delivery Date: New ADSs and GDRs will be delivered to DTC for allocation to DTC participant accounts as soon as practicable after the Additional Shares are credited to The Bank of New York Mellon’s account at its Russian custodian.

If, due to the possible exchange rate fluctuations, currency conversion expenses and fees of the relevant Depositary, the Deposit Amount is not sufficient to purchase the number of Additional Shares sufficient to issue the full number of new ADSs and GDRs, the entitlements of all Holders will be reduced pro-rata to the largest integral number of ADSs or GDRs and the number of new ADSs or GDRs allocated to you will be less than the number requested.

The Holders may subscribe for new ADSs or GDRs only in integral multiples of 1 new ADS or GDR; all entitlements to subscribe for new ADSs or GDRs are reduced to the largest integral multiple of 1 new ADS or GDR.

The new ADSs and GDRs will be separate classes of temporary ADSs or GDRs and will not be fungible with previously-issued ADSs or GDRs until the expiration of the three-month period after we have filed with the FFMS a notification concerning the results of the issuance of the Additional Shares or the FFMS has registered a statutory report on the results of the issuance of the Additional Shares.

Subscription requests will be irrevocable after this form is submitted and the Deposit Amount is paid.

Please submit the information requested by this form and the Deposit Amount prior to the DR Expiration Date through DTC’s Automated Tender Offer Process (ATOP) to The Bank of New York Mellon, as DR Rights Agent.

The undersigned understands, acknowledges and represents (or if the undersigned is a broker-dealer, its customer confirms that it acknowledges) that the Pre-emption Rights, the Rights, the Additional Shares and new ADSs and new Rule 144A GDRs representing Additional Shares have not been and will not be registered under the US Securities Act of 1933, as amended (the “Securities Act”), or under any securities laws of any state or other jurisdiction of the United States and may not be offered, sold, taken up, exercised, resold, renounced, transferred or delivered, directly or indirectly, in or into the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and in compliance with any applicable securities laws of any state or other jurisdiction of the United States.

The undersigned acknowledges (or if the undersigned is a broker-dealer, its customer confirms to it acknowledges) that it (i) held the number of DRs indicated below on the DR Record Date and (ii) would like to exercise the Rights to purchase new ADSs or GDRs representing Additional Shares as shown below.

We will notify DR Rights Agent promptly if the foregoing ceases to be true prior to the closing of the rights offering.

FROM:

SIGNATURE:

DATE:

COMPANY:

DTC PARTICIPANT:

DTC PARTICIPANT NUMBER:

DTC ACCOUNT NUMBER:

DTC PARTICIPANT CONTACT NAME/PHONE / EMAIL:

NUMBER OF GDRs HELD AS OF OCTOBER 11, 2012:

NUMBER OF ADSs HELD AS OF OCTOBER 11, 2012:

NUMBER OF NEW ADSs OR GDRs TO BE PURCHASED:

TOTAL SUBSCRIPTION FUNDS PAID: USD